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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Numbers 2-99681, 33-67772, 333-62921 and 333-86385) and
the Registration Statements on Form S-8 (Numbers 33-27194, 33-2043, 33-49096, 33-60606, 33-99122, 333-19059 and 333-85485) of The Seagram Company Ltd. of our
report dated August 18, 1999, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders of The Seagram Company
Ltd. for the fiscal year ended June 30, 1999, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report, dated August 18, 1999 relating to the financial statement schedule, which appears in this Form 10-K.






/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


New York, N.Y.
September 28, 1999

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